Exhibit 3.48(a)

CERTIFICATE OF INCORPORATION

of

AMAX COAL HOLDING COMPANY

           1.     The name of the corporation is:

Amex Coal Holding Company

           2.     The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

           3.     The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

           4.     The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

           5.     The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

Dale E. Huffman	9100 E. Mineral Circle Englewood, CO 80112

Morris W. Kegley	9100 E. Mineral Circle Englewood, CO 80112

Sharon J. Fetherhuff	9100 E. Mineral Circle Englewood, CO 80112

           6.     The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders or until their respective successors are elected and qualify are as follows:

NAME	MAILING ADDRESS

Garold R. Spindler	9100 E. Mineral Circle Englewood, CO 80112

Gerald J. Malys	9100 E. Mineral Circle Englewood, CO 80112

Philip C. Wolf	9100 E. Mineral Circle Englewood, CO 80112

The powers of the incorporators shall terminate upon the filing of this certificate of incorporation.

           7.     The corporation is to have perpetual existence.

           8.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

           9.     Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

           Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.

           10.     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

           WE, THE UNDERSIGNED, being each of the incorporators herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, to make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 30th day of November, 1995.

S\ Dale E. Huffman Dale E. Huffman S\ Morris W. Kegley Morris W. Kegley S\ Sharon J. Fetherhuff Sharon J. Fetherhuff

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AMAX COAL HOLDING COMPANY

           It is hereby certified that:

           1.     The name of the corporation (hereinafter called the "Corporation") is Amax Coal Holding Company.

           2.     The Certificate of Incorporation of the Corporation hereby is amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

"1.	The name of the corporation is: AMAX COAL COMPANY."

           3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

           4.     The effective date of the Amendment herein certified shall be the date of filing,

           Signed and attested to on July 22, 1996.

S\ Philip C. Wolf Philip C. Wolf Senior Vice President

ATTEST:

S\  Sharon J. Fetherhuff
Sharon J. Fetherhuff
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AMAX COAL COMPANY

           1.     The name of the Corporation (hereinafter called the "Corporation") is Amax Coal Company.

           2.     The Certificate of Incorporation of the Corporation is hereby amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

                     "1.     The name of the corporation is: Midwest Coal Company."

           3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

           4.     The effective date of the Amendment herein certified shall be the date of filing.

           Dated this the 29th day of June, 1998.

AMAX COAL COMPANY BY: /s/ Scott Dyer TITLE: Vice President